TABLE OF CONTENTS

QUESTIONS AND ANSWERS
PROPOSALS YOU MAY VOTE ON
NOMINEES FOR CLASS I DIRECTORS
NOMINEE FOR CLASS III DIRECTOR
RETURNING MEMBERS OF THE BOARD OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTORS’ & OFFICERS’ OWNERSHIP OF AAM STOCK
AUDIT COMMITTEE CHARTER
EXECUTIVE COMPENSATION, RETIREMENT PROGRAM AND EMPLOYMENT AGREEMENTS
OPTION GRANT TABLE
TABLE I Projected Total Annual Retirement Benefits Assuming Senior Executive Qualifies for the Regular Form of Supplemental Executive Retirement Program Benefits (SERP)

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement	[ ] Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

1840 Holbrook Avenue

Detroit, MI 48212
[AMERICAN AXLE & MFG LOGO]

NOTICE OF ANNUAL MEETING

Dear Stockholder:

On May 4, 2000, American Axle & Manufacturing Holdings, Inc. (“AAM”) will hold its Year 2000 Annual Meeting of Stockholders at the Michigan State University Management Education Center, 811 W. Square Lake Road, Troy, Michigan. The meeting will begin at 2:30 p.m.

Only stockholders who owned stock at the close of business on March 7, 2000, may vote at this meeting or any adjournments that may take place. At the meeting we will:

      1.  Elect three Class I Directors and one Class III Director;

      2.  Approve the appointment of our independent auditors for 2000; and

      3.  Attend to other business properly presented at the meeting.

Your Board of Directors recommends that you vote in favor of the two proposals (numbers 1 and 2 above) as further outlined in this proxy statement.

At the meeting we will also report on AAM’s 1999 business results and other matters of interest to stockholders.

AAM recently mailed a copy of its 1999 Annual Report to all stockholders. The approximate date of mailing for this proxy statement and card is March 17, 2000.

Please sign, date and return your proxy card in the envelope provided as soon as possible.

By Order of the Board of Directors,

/s/ Patrick S. Lancaster

Patrick S. Lancaster
Vice President & Secretary
March 17, 2000

PROXY STATEMENT

TABLE OF CONTENTS

Questions and Answers	3

Proposals You May Vote On	6

Nominees for Class I Directors	7

Nominee for Class III Director	8

Returning Members of the Board of Directors	9

Corporate Governance	11

Directors’ Compensation	13

Directors’ and Officers’ Ownership of AAM Stock	14

Audit Committee Charter	15

Report of the Audit Committee	17

Stock Performance Graph	18

Report of the Compensation Committee	19

Executive Compensation, Retirement Program and Employment Agreements	21

Other Information	27

QUESTIONS AND ANSWERS

  1.  Q: What may I vote on?

A: (1)	The election of three Class I Directors to serve on AAM’s Board of Directors and the election of one Class III Director to fill a vacancy and complete the Class III term of office on AAM’s Board of Directors; AND

                 (2)  The approval of the appointment of AAM’s independent auditors for 2000.

  2.  Q: How does the Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR each of the nominees identified on pages 7 and 8 and FOR the appointment of Deloitte & Touche LLP as AAM’s independent auditors for 2000.

  3.  Q: Who is entitled to vote?

A:	Stockholders as of the close of business on the record date, March 7, 2000, are entitled to vote at the Annual Meeting of Stockholders.

  4.  Q: How do I vote?

A:	Sign and date each proxy card you receive and return it in the envelope provided. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals. You have the right to revoke your proxy at any time before the Annual Meeting by:

                 (1)  notifying AAM’s Corporate Secretary;
                 (2)  voting in person; OR
                 (3)  returning a later-dated proxy card.

  5.  Q: Who will count the vote?

A:	Representatives of EquiServe, an independent tabulator, will count the votes and act as the inspector of election.

  6.  Q: What shares are included on the proxy card(s)?

A:	The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

  7.  Q: What does it mean if I receive more than one proxy card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one card. Sign and return all of the proxy cards you receive to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, First Chicago Trust Company, a Division of EquiServe, at (800) 446-2617.

  8.  Q: How many shares can be voted?

A:	As of the March 7, 2000 record date, 46,357,012 shares of AAM common stock were issued and outstanding. Every holder of common stock is entitled to one vote for each share held.

  9.  Q: What is a “quorum”?

A:	In order to reach a quorum to conduct business at the Annual Meeting, holders of a majority of AAM’s outstanding shares must be present or represented by proxy at the meeting. Once a quorum is reached, the affirmative vote of a majority of the votes cast is required to adopt a proposal, unless a different vote is required by Delaware law or AAM’s Certificate of Incorporation or Bylaws. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

10.  Q: How many votes are needed for the proposals being voted on to pass?

A:	Assuming a quorum is present, a vote of a majority of the shares voting in person or by proxy will decide the matters being considered.

11.  Q: Who can attend the Annual Meeting of Stockholders?

A:	Any stockholder who owned shares on March 7, 2000 may attend.

12.  Q: How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to Richard E. Dauch, AAM’s Chairman, Chief Executive Officer & President, and Patrick S. Lancaster, Vice President & Secretary, to vote on such matters at their discretion.

13.  Q: Where and when will I be able to find the results of voting?

A:	You can find the results in our Form 10-Q for the second quarter of 2000, which we will file with the SEC no later than August 14, 2000.

14.  Q: Does any stockholder own 5% or more of AAM’s common stock?

A:	As of December 31, 1999, more than 5% of AAM’s common stock was held collectively by Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership VI L.P. Blackstone Management Associates II L.L.C. is the general partner of each Blackstone entity. In addition, more than 5% of AAM’s common stock is held collectively by Richard E. Dauch, as Trustee of the Dauch Annuity Trust 2001, the Dauch Annuity Trust 2004, and the Dauch Annuity Trust 2007, with the power to sell, transfer or otherwise dispose of shares owned by the Trusts.

15. Q: Can a stockholder nominate someone to be a director of AAM or bring other business to the next Annual Meeting of Stockholders?

A:	AAM’s Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors at, or bring other business before, an annual meeting of stockholders of AAM.

Under the advance notice provision, in order for notice of stockholder nominations to be made at, or other business to be brought before, an annual meeting to be timely, the notice must (i) be in writing, (ii) contain the information required by AAM’s Bylaws, and (iii) be received by AAM’s Secretary at AAM’s executive offices not less than 70 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting. If the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from the anniversary date, notice by the stockholder to be timely must be received not earlier than the 90th day prior to the meeting and not later than the later of the 70th day prior to the meeting and the 10th day after public announcement of the date of the meeting is first made.

Proposals of stockholders intended to be presented at the 2001 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary, American Axle & Manufacturing Holdings, Inc., 1840 Holbrook Avenue, Detroit, Michigan, 48212, no later than November 17, 2000 to be considered for inclusion in AAM’s proxy materials for that meeting.

A stockholder who intends to present business at the 2001 Annual Meeting other than pursuant of Rule 14a-8 must comply with the requirements set forth in AAM’s Bylaws. Therefore, AAM’s Secretary must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8, in writing, containing the information required by AAM’s Bylaws, on or before February 23, 2001 but no earlier than February 3, 2001. If the notice is received before February 3, 2001 or after February 23, 2001, it will be considered untimely and AAM will not be required to present such proposal at the 2001 Annual Meeting.

PROPOSALS YOU MAY VOTE ON

1.  ELECTION OF DIRECTORS

There are 3 nominees for Class I Director election this year. Detailed information on each nominee is provided on page 7. Class I Directors elected this year will hold office until the election of directors at the Annual Meeting of Stockholders to be held in 2003.

There is one nominee for election this year. This nominee was appointed to the Board on January 31, 2000 to fill a vacancy created by a resignation. Detailed information on this nominee is provided on page 8. The Class III Director elected this year will hold office until the election of directors at the Annual Meeting of Stockholders to be held in 2002.

Your Board unanimously recommends a vote FOR these directors.

2.	APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

The Audit Committee has recommended, and the Board has approved, the appointment of Deloitte & Touche LLP as our independent auditors for Year 2000 subject to your approval. Deloitte & Touche has served as AAM’s independent auditors since 1998. As AAM’s independent auditors, Deloitte & Touche has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Deloitte & Touche will attend the Annual Meeting of Stockholders to answer appropriate questions.

Audit services provided by Deloitte & Touche during 1999 included an audit of AAM’s consolidated financial statements, audits of the separate financial statements of certain Company affiliates and audits of employee benefit plan financial statements. In addition, Deloitte & Touche provided various non-audit services to AAM during 1999.

Your Board unanimously recommends a vote FOR the approval of Deloitte & Touche’s appointment as independent auditors for 2000.

NOMINEES FOR CLASS I DIRECTORS

[FOREST J. FARMER PHOTO]	FOREST J. FARMER, SR.
Age 59
Forest J. Farmer, Sr., is Chairman, CEO & President of the Farmer Group, a holding company for four technology and manufacturing corporations. He retired from Chrysler after 26 years including six years as president of its automotive parts subsidiary, Acustar. Mr. Farmer serves on the boards of directors of a number of corporations and organizations, including The Lubrizol Corporation, St. John’s Hospital System, Saturn Electronics Corporation, the Automotive Hall of Fame, and 100 Black Men of Greater Detroit.	Director since 1999 Class I Director

[RICHARD C. LAPPIN PHOTO]	RICHARD C. LAPPIN
Age 55
Richard C. Lappin is a Senior Managing Director of The Blackstone Group, L.P. As a member of Blackstone’s Principal Investing Group, Mr. Lappin helps monitor the operations of Blackstone Capital Partners portfolio companies and evaluates business strategy options. Prior to joining Blackstone, he served as President of Farley Industries, which included West Point-Pepperell, Inc.; Acme Boot Company, Inc.; Tool and Engineering, Inc.; Magnus Metals, Inc.; and Fruit of the Loom, Inc. He also served as President and CEO of Doehler-Jarvis and Southern Fastening Systems, and he has held senior executive positions with Champion Spark Plug Company and RTE Corporation.	Director since 1999 Class I Director

[THOMAS K. WALKER PHOTO]	THOMAS K. WALKER
Age 59
Thomas K. Walker is retired and is the former President of Amcast Automotive, where from 1995 to 1999 he directed all activities for the $300 million automotive group. Prior to that, he held senior executive positions with ITT Automotive and Allied-Signal Automotive Catalyst Co. He has also served in a variety of manufacturing and engineering leadership positions with Volkswagen of America, and with General Motors where he began his 37-year career. Mr. Walker is a director of U.S. Leather, Inc.	Director since 1999 Class I Director

NOMINEE FOR CLASS III DIRECTOR

[JOHN P. REILLY PHOTO]	JOHN P. REILLY
Age 56
John P. Reilly is a partner of Reilly, Erwin & Company, L.L.C., with more than 30 years of experience in the automotive industry. He has served as senior officer with a number of automotive suppliers, including Stant Corporation and Tenneco Automotive, and he has also held leadership positions with Chrysler. Mr. Reilly is on the boards of directors of Scott Technologies, Inc. and Breed Technologies, Inc.	Director since 2000 Class III Director

RETURNING MEMBERS OF THE BOARD OF DIRECTORS

[RICHARD E. DAUCH PHOTO]	RICHARD E. DAUCH
Age 57
Richard E. Dauch is co-founder and Chairman of the Board, Chief Executive Officer & President of AAM. He has been Chief Executive Officer, President and a member of the Board of Directors since the company began operations in March 1994. Prior to March 1994, he spent 12 years at Chrysler. He left Chrysler in 1991 as Executive Vice President of Worldwide Manufacturing. Mr. Dauch also served as group vice president of Volkswagen of America, where he established the manufacturing facilities for the first automotive transplant in the United States. Mr. Dauch has over 36 years of experience in the automotive industry. In 1996, Mr. Dauch was recognized as the Worldwide Automotive Industry Leader of the Year by the Automotive Hall of Fame and was named the 1997 Manufacturer of the Year by the Michigan Manufacturer’s Association. He has lectured extensively on the subject of manufacturing and authored the book, Passion for Manufacturing, which is distributed in 80 countries in several languages.	Director since 1994 Class III Director

[ROBERT L. FRIEDMAN PHOTO]	ROBERT L. FRIEDMAN
Age 56
Robert L. Friedman is a Senior Managing Director of The Blackstone Group L.P. He joined The Blackstone Group at the beginning of 1999. He works primarily in Blackstone’s Principal Investment Group. Prior to joining Blackstone, Mr. Friedman was a partner of the New York law firm of Simpson Thacher & Bartlett, a position he had held since 1975. He was a member of that law firm’s executive committee for most of those 24 years. Mr. Friedman is also a director of Clark Refining Holdings, Inc., Corp Group and Republic Technologies International, Inc.	Director since 1999 Class II Director

[B. G. MATHIS PHOTO]	B. G. MATHIS
Age 67
B. G. Mathis is Executive Vice President — Administration & Chief Administrative Officer of the Company. He has been with AAM since its formation. Mr. Mathis served for 28 years at Chrysler and held increasingly responsible executive administrative positions, including Manager of Personnel for all Chrysler Manufacturing Operations. He retired from Chrysler in 1988.	Director since 1997 Class II Director

[BRET D. PEARLMAN PHOTO]	BRET D. PEARLMAN Age 33 Bret D. Pearlman is a Senior Managing Director of The Blackstone Group L.P. Mr. Pearlman has been involved in The Blackstone Group’s principal activities since 1989.	Director since 1997 Class II Director

[DAVID A. STOCKMAN PHOTO]	DAVID A. STOCKMAN
Age 53
	David A. Stockman is the founder of Heartland Industrial Partners, a buyout firm, established in 1999, focused on industrial buyouts and buildups. Prior to founding Heartland Industrial Partners, he was a Senior Managing Director of The Blackstone Group L.P. and had been with Blackstone since 1988.	Director since 1997 Class III Director

CORPORATE GOVERNANCE

AAM’s business is under the direction of the Board of Directors. The Board delegates the conduct of business to AAM’s senior management team. The principal functions of the Board are to:

Review and Approve AAM’s Strategic Direction, Annual Operating Budget and Monitor AAM’s Performance: The Board reviews and approves the overall goals and objectives of AAM and evaluates AAM’s performance and direction. The Board stays abreast of political, regulatory and economic trends and developments that may impact AAM’s strategic direction. The Board reviews and approves AAM’s strategic plan and annual operating budget. On an ongoing basis during the year, the Board monitors AAM’s performance against its annual operating budget.

Evaluate the Chief Executive Officer: The Chief Executive Officer with the support of the Board develops appropriate goals and objectives for the next year. The Board evaluates the performance of the Chief Executive Officer. The Compensation Committee uses this performance evaluation in considering the Chief Executive Officer’s compensation. The evaluation is communicated to the Chief Executive Officer.

Review Management Performance and Compensation: The Compensation Committee reviews and approves the Chief Executive Officer’s evaluation of the top management team on an annual basis. The Board (largely through the Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect AAM’s objectives and performance.

Advise and Counsel Management: Advice and counsel to management occurs both in formal Board and Committee meetings and through informal, individual director’s contacts with the Chief Executive Officer and other members of management. The Board is composed of individuals whose knowledge, background, experience and judgment are useful to the Company. The information needed for the Board’s decision-making generally will be found within AAM, and Board members have full access to management. If necessary, the Board may seek legal or other expert advice from a source independent of management.

Structure and Operations of the Board: The Board observes the following general practices:

      •  BOARD STRUCTURE:

•	AAM’s Board of Directors is divided into three classes. The members of each class of directors serve for staggered three-year terms. The initial terms of the Class I, Class II and Class III directors will expire upon the election of directors at the annual meetings of stockholders to be held in 2000, 2001 and 2002, respectively. Directors hold office until the expiration of their respective terms and until their successors have been elected and qualified, or until their earlier, resignation or removal.

•	New directors may participate in an orientation process that includes review of extensive materials regarding AAM’s business and operations, visits to AAM facilities, and meetings with key personnel.

      •  BOARD OPERATIONS AND MEETINGS:

•	AAM’s Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary.

•	The Board held four meetings in 1999 and all directors attended at least 75% of the Board meetings.

      •  COMMITTEE STRUCTURE:

The full Board considers all major decisions of AAM. However, the Board has established three standing committees — the Audit Committee, the Compensation Committee and the Executive Committee — so that certain important areas can be addressed in more depth than may be possible in a full Board meeting. The Audit and Compensation Committees are chaired by outside directors.

•	The Audit Committee oversees the Company’s financial accounting and reporting practices, systems of internal accounting controls, and the audit process. This committee also evaluates the performance and recommends the appointment of independent auditors. Forest J. Farmer, Sr., Thomas K. Walker and John P. Reilly are members of this committee. Messrs. Farmer and Walker each attended the two Audit Committee meetings held in 1999. Mr. Reilly was added to the Audit Committee in January 2000.

•	The Compensation Committee reviews matters related to the compensation of the Chief Executive Officer and other senior management personnel, as well as the general employee compensation and benefit policies and practices of AAM. This Committee also approves goals for incentive plans, evaluates performance against these goals, and issues the Compensation Committee Report on executive compensation to stockholders. Thomas K. Walker, Forest J. Farmer, Sr. and John P. Reilly are members of this committee. Messrs. Walker and Framer attended the Compensation Committee meeting in 1999. Mr. Reilly was added to the Compensation Committee in January 2000.

•	The Executive Committee exercises the authority of the Board during the intervals between meetings of the Board. Richard E. Dauch, David A. Stockman and Robert L. Friedman are members of this committee.

DIRECTORS’ COMPENSATION

•	DIRECTORS’ COMPENSATION: AAM does not pay directors who are employees of AAM additional compensation for their services as directors. Nor does AAM pay directors who are affiliated with Blackstone for their services as directors. Compensation for each outside director in 1999 included the following:

•	an annual retainer of $20,000,

•	$1,000 for each Board meeting attended,

•	an annual fee of $2,500 for service on each Board committee or $5,000 for chairing a Board committee,

•	expenses of attending Board and Committee meetings, and

•	effective with the election to the Board in connection with this Annual Meeting of Stockholders, stock options pursuant to the 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan to purchase shares of AAM’s common stock at the closing price of AAM stock on the date of the grant, which options will vest at the rate of 2,000 per year over the director’s term of office.

•	DIRECTORS’ STOCK OWNERSHIP GUIDELINES: The Board established guidelines in 1999 which recommend that each outside director maintain ownership of at least 1,000 shares of AAM stock.

Each of AAM’s three outside directors, Forest J. Farmer, Sr., Thomas K. Walker and John P. Reilly, own 1,000 shares of AAM common stock.

DIRECTORS’ & OFFICERS’ OWNERSHIP OF AAM STOCK

The following table shows how much AAM common stock each Named Executive Officer and Director owned as of December 31, 1999:

	Shares of
	Common Stock	Percent
	Beneficially	of
Name	Owned	Class

Marion A. Cumo(1)	373,857	*

Richard E. Dauch(1)(2)	11,034,292	22.5

George J. Dellas	373,387	*

Forest J. Farmer, Sr.	1,000	*

Robert L. Friedman(3)	26,510,992	54.1

Glenn H. Hutchins(4)	0	*

Richard C. Lappin(3)	26,516,992	54.1

B.G. Mathis(1)	700,195	1.4

Bret D. Pearlman(3)	26,510,992	54.1

John P. Reilly(5)	1,000	*

Joel D. Robinson(1)	51,709	*

David A. Stockman	0	*

Thomas K. Walker	1,000	*

All Directors and Officers as a group, including those named above(6)	39,374,280	80.3

Notes to Table:

(*)  Represents holdings that do not exceed 1%.

(1)	Includes shares issuable pursuant to options that are currently exercisable as follows: Mr. Cumo — 372,387; Mr. Dauch — 618,092; Mr. Dellas — 372,387; Mr. Mathis — 698,195; and Mr. Robinson — 51,709.
(2)	Includes 6,891,915 shares held by the Dauch Annuity Trust 2001, the Dauch Annuity Trust 2004, and the Dauch Annuity Trust 2007 (collectively, the “Trusts”). Also includes 3,475,955 shares loaned to Mr. Dauch by the Trusts in which the Trusts retain a pecuniary interest pursuant to a loan agreement dated February 15, 1999. Mr. Dauch is Trustee of the Trusts and has power to sell, transfer, or otherwise dispose of shares owned by the Trusts. Mr. Dauch disclaims beneficial ownership of such shares.
(3)	Includes 26,510,992 shares held collectively by Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P. (collectively, “Blackstone”). Blackstone Management Associates II L.L.C. (“BMA”) is the general partner of each of such entities. BMA’s business address is 345 Park Avenue, 31st Floor, New York, New York 10154. Messrs. Friedman, Lappin and Pearlman each have a business address at 345 Park Avenue, 31st Floor, New York, New York 10154. BMA has investment and voting control over the shares owned by Blackstone. Beneficial ownership of shares by Messrs. Friedman, Lappin and Pearlman include the shares beneficially owned by Blackstone. Each of such persons disclaims beneficial ownership of such shares.
(4)	Mr. Hutchins resigned from the Board of Directors on January 27, 2000.
(5)	Mr. Reilly was appointed to the Board of Directors on January 31, 2000.
(6)	Includes 2,410,968 shares issuable pursuant to options that are currently exercisable.

AUDIT COMMITTEE CHARTER

The Audit Committee of AAM’s Board of Directors has adopted a written charter, which has been approved by AAM’s Board of Directors. The charter is as follows:

Organization and Membership

The Board of Directors (the “Board”) of American Axle & Manufacturing Holdings, Inc. (the “Company”) shall have an Audit Committee. All members of the Audit Committee shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with their independent judgment as a member of the Audit Committee.

Members of the Audit Committee shall be appointed by the Board. The Committee shall designate one of its members as chairman.

Statement of Policy

The Audit Committee shall serve as the representative of the Board for the general oversight of the Company’s financial accounting and reporting practices, systems of internal accounting controls, and the audit process. The Audit Committee will assist the Board in discharging its fiduciary responsibilities to stockholders, providing assurance as to the independence of the Company’s outside auditors and the adequacy of disclosure to stockholders and to the public. Through its activities, the Committee will facilitate open communication among directors, the Company’s independent auditors, its internal audit function, and corporate management.

Responsibilities

Specifically, the Audit Committee will:

Hold regularly scheduled meetings each year (in person or by teleconference), normally in January, April, July and October, and other meetings as may be required from time to time. A majority of the members of the Audit Committee shall constitute a quorum and a majority of the members in attendance at a meeting where a quorum is present shall decide questions properly brought before them.

Recommend to the Board, annually, the appointment of a firm of independent public accountants as the Company’s outside auditors.

Review with representatives of the independent auditing firm:

•	the plan for and scope of its audits of the Company’s financial statements.
•	the results of its audits of the Company’s financial statements.
•	the adequacy of the Company’s internal accounting controls, including any recommendations with respect to such internal controls or perceived weaknesses in such internal controls or other financial matters, and management’s response to any such recommendations.
•	significant accounting policies, including the appropriateness of such policies and whether there have been any significant changes made by management in the basic accounting principles and reporting standards used to prepare the Company’s financial statements.
•	the Company’s Annual Report on Form 10-K, Quarterly Reports on 10-Q and other financial reports and SEC filings as deemed appropriate.

Review the extent of any non-audit services performed for the Company by its independent auditing firm to ensure that performing those services does not impair the independence of the auditors.

Review the fees proposed by the Company’s independent auditing firm for their services and approve the terms of their engagement.

Review the purpose, nature and results of any auditing of the Company’s financial statements, regulatory filings or business practices performed by any other auditors.

Review the work of the Company’s Internal Audit Department with the Director of Internal Audit, including management’s responses to any recommendations made and plans for future audit coverage.

Review whether management has sought a second opinion regarding a significant accounting issue, and, if so, obtain the rationale for the particular accounting treatment chosen.

Receive reports of actions and proposed actions relating to the Company’s compliance program and review audits of compliance by officers and employees with such program and such other policies on business ethics and public responsibility as deemed appropriate.

Review related-party transactions pursuant to the related-party transactions policy established and adopted by the Board.

Meet privately from time to time with representatives of the independent auditors, the Director of Internal Audit, and the Company’s management.

Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

1)	reviewed and discussed AAM’s audited financial statements with management;

2)	discussed with Deloitte & Touche the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented;

3)	received certain disclosures from Deloitte & Touche regarding their independence as required by the Independence Standards Board Standard No. 1, as may be modified and supplemented; and

4)	recommended to the Board of Directors that the financial statements be included in AAM’s annual report on Form 10-K.

Respectfully submitted by the members of the Audit Committee of the Board of Directors during 1999:

Forest J. Farmer, Sr., Chairman
Thomas K. Walker

STOCK PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE RETURN

Comparison of Cumulative Total Return Among AAM, Industry Index, Peer

Group, and S&P 500 Index (1)

[COMPARISON CHART]

Company/Index/Market	1/29/99	3/31/99	6/30/99	9/30/99	12/31/99

American Axle & Manufacturing Holdings, Inc.(2)	100.00	73.21	84.53	86.04	73.21

Motor Vehicle Parts(3)	100.00	92.96	105.28	91.32	83.81

Company Selected Peer Group(4)	100.00	91.98	109.39	91.98	83.90

S&P 500 Index(5)	100.00	100.77	107.87	101.14	116.19

Notes to Table:

(1)	Assumes $100 invested on January 29, 1999 and reinvestment of dividends for the period of January 29, 1999 through December 31, 1999.
(2)	AXL — American Axle & Manufacturing Holdings, Inc. (as compiled by Media General Financial Services of Richmond, VA).
(3)	SIC Code 3714 — Motor Vehicle Parts & Accessories (as compiled by Media General Financial Services of Richmond, VA).
(4)	Peer Group — Consists of the following companies: Borg Warner Automotive, Dana Corporation, Delphi Automotive Systems, Detroit Diesel Corporation, Dura Automotive Systems, Eaton Corporation, Federal-Mogul Corporation, Mascotech, Inc., Meritor Automotive, Inc., Tower Automotive, Inc. and TRW, Inc.
(5)	S&P 500 Index — Standard & Poor’s 500 Total Return Index (as compiled by Media General Financial Services of Richmond, VA).

REPORT OF THE COMPENSATION COMMITTEE

The Committee’s Responsibilities:  The Compensation Committee of the Board (the “Committee”) reviews and approves the policies recommended by the Company which govern Compensation and Benefits programs (“Total Compensation”) for associates employed by AAM and its subsidiaries and for overseeing the administration of those policies. The Committee is composed entirely of outside directors. Reports of the Committee’s actions and decisions are presented to the full Board.

The purpose of this report is to summarize the principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the above programs.

Compensation Philosophy:  AAM’s compensation philosophy is incorporated in our Total Compensation program which is designed to:

•	Encourage and support the Company’s strong financial and operational performance;

•	Emphasize performance-based compensation (“pay at risk”), which rewards both short-term and long-term results which meet Company goals;

•	Focus executives on “continuous improvement” through plans which include measurements based on performance;

•	Link compensation to the interests of stockholders by providing stock incentives and encouraging stockholdings; and

•	Provide a competitive level of total compensation necessary to attract and retain talented and experienced executives.

Management’s Stock Ownership Guidelines:  Company policy and practice considers stock ownership by management to be an important means of linking management’s interests directly to those of stockholders. As of the date of this report, approximately 50 officers and executives have received options to purchase AAM stock.

Compensation Methodology:  In order to attract and retain superior executive talent, AAM strives to provide a comprehensive compensation program for salaried associates that is competitive and which is generally performance-based. Annually the Committee reviews market data and assesses AAM’s competitive position on four components of associate compensation: (1) base salary, (2) annual incentives, (3) long-term incentives, and (4) benefit programs.

To assist in benchmarking the competitiveness of its compensation programs, AAM participates in and reviews compensation and benefit surveys compiled by third-party consultants and professional organizations. This information, supplemented by general industry compensation information, is considered when deciding whether or not to modify or establish compensation programs. The data reviewed includes such factors as company revenue, capitalization, employee population, as well as the scope of managerial responsibility and reporting relationships of the individuals under consideration.

As part of the Board’s review of the competitiveness of the four components of AAM compensation for 1999, the Board concluded that base salaries and benefits generally were competitive.

Components of Compensation:

•	BASE SALARY: Annual base salary is designed to compensate associates for their level of responsibility and sustained individual performance. The Committee approves in advance all salary increases for AAM’s Executive Officers. The general policy is to compensate AAM’s salaried associates at the mid-level of the range of base salaries paid by peer companies in the automotive and automotive parts manufacturing industry.

•	ANNUAL INCENTIVES: Annual bonus awards for AAM’s Executive Officers and executive level associates (currently approximately 190) are provided in order to promote the achievement of AAM’s business objectives. For calendar year 2000 and annually thereafter, the Committee will review the proposed awards for AAM’s Executive Officers prior to their distribution. The awards to Executive Officers and executive level associates are based on the Company’s and the individual’s prior year performance and objectives, as well as compensation practices at peer companies.

The Company incentive compensation plan, commonly referred to as the executive bonus plan, establishes an annual “target” group bonus percentage based on achieving certain goals expressed as “Profits as a Percentage of Sales.” Participants receive incentive compensation payments based on the Company’s and individual executive’s actual performance. Participants receive no payments unless minimum company and individual performance standards are achieved.

•	LONG-TERM INCENTIVE COMPENSATION: The Committee reviews and approves all long-term incentive awards. Since 1997, these awards have been in the form of stock options. Stock options awarded have an exercise price equal to the fair market value of AAM’s common stock on the date of the grant. The options granted under the 1997 Plan vest based on time and achievement by AAM of certain Board approved financial targets. Vested options may be exercised for up to 12 years after their grant date, based on the specific terms of the individual grant.

The stock options provide compensation only if stockholder value increases. In determining the number of stock options to be awarded in the future, the Committee will review surveys of similar awards given to executives in similar positions at peer companies, as well as the executive’s past performance. Past awards and stock ownership also may be taken into consideration.

The Chief Executive Officer participates in the same programs and receives compensation based on the same factors as the other Executive Officers. However, the CEO’s overall compensation reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operational results of the company.

Omnibus Budget Reconciliation Act of 1993:  This Act has had no material impact upon AAM’s ability to take a tax deduction for annual compensation in excess of $1 million paid to any of AAM’s Executive Officers. Therefore, the Committee has determined that it is not necessary to seek stockholder approval to amend any current compensation plan at this time to comply with this Act.

Compensation Committee Interlocks and Insider Participation:  There are none.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors during 1999:

Thomas K. Walker, Chairman
Forest J. Farmer, Sr.

EXECUTIVE COMPENSATION, RETIREMENT PROGRAM
AND EMPLOYMENT AGREEMENTS

Executive Compensation

The following table sets forth the compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and each of the Company’s other four most highly compensated executive officers during 1997, 1998 and 1999.

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
					Awards
		Annual Compensation
				Other Annual	Securities	All Other
		Base Salary	Bonus	Compensation	Underlying	Compensation
Name and Principal Position	Year	($)	($)(a)	($)	Options(#)	($)(b)

Richard E. Dauch	1999	750,000	1,700,000	—	—	24,841
Chairman, Chief	1998	750,000	1,200,000	—	—	22,700
Executive Officer &	1997	625,000	1,000,000	—	8,746,190	11,021,500
President

B.G. Mathis	1999	325,000	425,000	—	—	9,661
Executive Vice	1998	325,000	325,000	—	—	8,499
President — Administration	1997	220,833	325,000	—	997,876	983,254
& Chief Administrative
Officer

Joel D. Robinson	1999	250,008	310,000	—	81,086	7,278
Executive Vice	1998	220,837	250,000	—	—	7,590
President — Operations	1997	165,833	200,000	—	134,856	4,557
& Chief Operations
Officer

Marion A. Cumo, Sr.	1999	210,000	220,000	—	—	7,514
Vice President —	1998	200,000	200,000	—	—	7,590
Materials Management	1997	183,333	200,000	—	462,291	1,867,724

George J. Dellas	1999	210,000	220,000	—	—	2,478
Vice President — Quality	1998	200,000	200,000	—	—	3,150
Assurance & Customer	1997	200,000	200,000	—	462,291	1,864,124
Satisfaction

Notes to Table:

(a)	Bonuses are paid in the year subsequent to the year in which they are earned.
(b)	Of the amount paid to Mr. Dauch in 1997, $11,000,000 represents a payment made in connection with the recapitalization of the Company. Other compensation includes: (1) the Company matching contributions in the Company’s qualified section 401(k) plan; (2) the dollar value of life insurance premiums and benefits; and (3) payments made in connection with an incentive compensation plan due to a change in control. These amounts for 1997, expressed in the same order as identified above are as follows: Mr. Dauch — $3,600, $17,900 and $0; Mr. Mathis — $3,600, $3,780 and $975,874; Mr. Robinson — $3,463, $1,094 and $0; Mr. Cumo, Sr. — $3,600, $2,790 and $1,861,334; and Mr. Dellas — $0, $2,790 and $1,861,334. The amounts shown for 1998 represent: (1) the Company matching contributions in the Company’s qualified section 401(k) plan and (2) the dollar value of life insurance premiums and benefits. These amounts, expressed in the same order as identified above are as follows: Mr. Dauch — $4,800 and $17,900; Mr. Mathis — $4,719 and $3,780; Messrs. Robinson and Cumo, Sr. — $4,800 and $2,790; and Mr. Dellas — $0, $3,150. The amounts shown for 1999 represent: (1) the Company matching contributions in the Company’s qualified section 401(k) plan and a non-qualified deferred compensation plan and (2) the dollar value of life insurance premiums and benefits. These amounts, expressed in the same order as identified above are as follows: Mr. Dauch — $7,613 and $17,228; Mr. Mathis — $6,628 and $3,033; Mr. Robinson — $4,800 and $2,478; Mr. Cumo, Sr. — $5,036 and $2,478; and Mr. Dellas — $0, $2,478.

The following table presents additional information concerning the option awards shown in the Summary Compensation Table for 1999. These options to purchase common stock were granted to the Named Executive Officer listed below under the Amended and Restated American Axle & Manufacturing of Michigan, Inc. Management Stock Option Plan.

OPTION GRANT TABLE

						Potential Realizable Value at
						Assumed Annual Rates of
						Stock Price Appreciation for
	Individual Grants					Option Term (2)

			Percent
	Securities		of Total
	Underlying		Options
	Options		Granted to	Exercise		0%	5%	10%
	Granted (1)		Employees	or Base		Stock	Stock	Stock
			in Fiscal	Price	Expiration	Price	Price	Price
Name	Date	Number	Year	($/share)	Date	$12.13	$21.04	$35.24

Joel D. Robinson, Executive Vice President — Operations & Chief Operating Officer	2/3/99	81,086	13.5%	15.56	2/3/11	0	$444,267	$1,595,929

Notes to Table:

(1)	These options were awarded with an exercise price equal to the fair market value of a share of AAM common stock on the date of grant. One-third of these options will become exercisable in four equal annual installments beginning 2/3/00. Two-thirds of these options will become exercisable seven years from the date of grant or in four equal annual installments beginning December 31, 1999, subject to the Company’s satisfaction of certain performance criteria each year.
(2)	These dollar amounts are not intended to forecast future appreciation of the common stock price. In addition, the Named Executive Officer listed above will not benefit unless the common stock price increases above the stock option exercise price.

The following table shows information for the Named Executive Officers concerning stock options:

AGGREGATED OPTION EXERCISES AND OPTION VALUES

			Number of Securities
	Shares		Underlying		Value of Unexercised
	Acquired		Unexercised Options		In-the-Money
	On	Value	At Year-End		Options at Year-End (2)
	Exercise	Realized (1)	(#)		($)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard E. Dauch,	6,891,915	96,417,891	618,092	1,236,183	4,861,294	9,722,579
Chairman, Chief Executive Officer & President

B. G. Mathis,	—	—	698,195	299,681	7,821,812	2,356,991
Executive Vice President — Administration & Chief Administrative Officer

Joel D. Robinson,	—	—	51,709	164,233	353,547	707,095
Executive Vice President — Operations & Chief Operating Officer

Marion A. Cumo,	—	—	372,387	89,904	4,320,423	707,095
Vice President — Materials Management

George J. Dellas,	—	—	372,387	89,904	4,320,423	707,095
Vice President — Quality Assurance & Customer Satisfaction

Notes to Table:

(1)	Value realized is equal to the difference between the stock option exercise price and the fair market value of AAM common stock at the date of exercise multiplied by the number of stock options exercised.
(2)	Value is equal to the difference between the stock option exercise price and the closing market price of AAM common stock at December 31, 1999 of $12.125 multiplied by the number of stock options held by the Named Executive Officer.

Retirement Program and Pension Plan Tables

The retirement program for the Company’s senior executives consists of the American Axle & Manufacturing, Inc. Retirement Program for Salaried Employees, which is a tax-qualified plan and subject to ERISA, as well as one non-qualified plan (collectively the American Axle & Manufacturing Supplemental Executive Retirement Program).

The contributory portion of the tax-qualified plan provides defined benefits under a formula based on eligible years of credited service, and the average monthly remuneration received in the highest sixty months out of the final ten years of service. (The benefits are subject to certain Internal Revenue Code limitations that change from time to time.) In addition, employees receive an annual retirement benefit that is equal to the sum of 100% of their contributions upon retirement at or after age 65.

If employees do not elect to contribute to the tax-qualified plan, they are entitled to receive only basic retirement benefits equal to a flat dollar amount per year of credited service, essentially equivalent to the American Axle & Manufacturing Hourly-Rate Employees Pension Plan. All participants in the plan are entitled to this flat dollar benefit. In accordance with its terms, benefits under the tax-qualified plan fully vest after five years of credited service and are payable at the normal retirement age of 65, or earlier at the election of the participant, either in the form of a single life annuity or in a reduced amount, in joint and survivor form. Supplemental early retirement benefits are available for certain employees hired before 1988.

If senior executives made the required contributions to the tax-qualified plan, they may also be eligible to receive the regular form of a supplemental executive benefit (herein referred to as the “Supplemental Executive Retirement Program” “SERP”). The regular form of the SERP benefit provides the senior executive with total monthly retirement benefits equal to 2% of the average monthly base salary received in the highest sixty months out of the final ten years of service, times the years of credited service (calculated for purposes of the contributory portion of the tax-qualified plan), less the sum of all benefits payable under this tax-qualified plan (before reduction for any survivor option) plus 2% times the years of credited service times the maximum monthly Social Security benefit payable to a person retiring at age 65.

Table I shows the regular form of the estimated total annual retirement benefit related to final average base salary as of December 31, 1998, that would be payable in 12 equal monthly installments per annum as a single life annuity to senior executives retiring in 1999 at age 65. (The benefits shown are based upon maximum annual Social Security benefits of $16,496 payable to persons retiring in 1999). If the senior executive elects to receive benefits in the form of 60% joint and survivor annuity, the amounts shown would generally be reduced by 5%, subject to certain adjustments depending on the age differential between spouses.

TABLE I

Projected Total Annual Retirement Benefits

Assuming Senior Executive Qualifies for the Regular Form of
Supplemental Executive Retirement Program Benefits (SERP)

Highest Five-Year Average
Annual Total Base Salary	Years of Eligible Contributory Credited Service

	15	20	25	30	35*

150,000	44,540	59,390	74,240	89,090	103,940

200,000	55,057	73,410	91,762	110,114	128,467

300,000	85,057	113,410	141,762	170,114	198,467

400,000	115,057	153,410	191,762	230,114	268,467

500,000	145,057	193,410	241,762	290,114	338,467

600,000	175,057	233,410	291,762	350,114	408,467

*	Maximum contributory credited service under the contributory portion of the Salaried Retirement Program (Part B) and Supplemental Executive Retirement Program (SERP). As of December 31, 1999, the Named Executive Officers included in the Summary Compensation Table (page 23) each had 5.833 years of Contributory Credited Service.

The annual base salaries are reported for the most recent year(s) considered in the calculations of the averages are reported here in the Summary Compensation Table in the column labeled “Base Salary.”

A senior executive may be eligible to receive the alternative form of the SERP benefit in lieu of the regular form. The senior executive will receive the greater of the regular or alternative forms of the SERP. The sum of the qualified plan benefits and the alternative form of the SERP will provide the senior executive with total annual retirement benefits that are equal to 1.5% times eligible years of credited service times the average monthly compensation of the senior executive’s highest five years of total direct compensation (i.e., including bonus) out of the last ten years, less 100% of the maximum monthly Social Security benefit payable to a person in the year of retirement.

Table II shows the alternative form of the estimated total annual retirement benefit related to final average total direct compensation as of December 31, 1998, that would be payable in 12 equal monthly installments per annum as a single annuity to senior executives retiring in 1999 at age 65. (The benefits shown are based upon the maximum Social Security benefits of $16,476 payable to persons retiring in 1999). Again, the amounts shown would be reduced as under the regular form of the SERP, if the senior executive were to elect joint and survivor benefits.

TABLE II

Projected Total Annual Retirement Benefits

Assuming Senior Executive Qualifies for the Alternative Form of
Supplemental Executive Retirement Program Benefits (SERP)

Highest Five-Year Average
Annual Total Base Salary	Years of Eligible Contributory Credited Service

	15	20	25	30	35*

400,000	73,524	103,524	133,524	163,524	193,524

500,000	96,024	133,524	171,024	208,524	246,024

1,000,000	208,524	283,524	358,524	433,524	508,524

1,200,000	253,524	343,524	433,524	523,524	613,524

1,500,000	321,024	433,524	546,024	658,524	771,024

1,800,000	388,524	523,524	658,524	793,524	928,524

*	Maximum contributory credited service under the contributory portion of the Salaried Retirement Plan (Part B) and Supplemental Executive Retirement Program (SERP).

The annual total direct compensation for the most recent year considered in the calculation of the sum of the averages of salary and of bonus income, (which is reported here as average annual total direct compensation), will be found in the Summary Compensation Table in the columns labeled “Base Salary” and “Bonus.”

The regular or alternative form of the Supplemental Executive Retirement Program (SERP) benefit is provided under a program which is non-qualified for tax purposes and not pre-funded. Supplemental executive retirement benefits under the regular and alternative formula can be reduced or eliminated for both retirees and active employees by the Compensation Committee and the Board of Directors.

Employment Agreements

AAM has an employment agreement with Richard E. Dauch to serve as Chairman, Chief Executive Officer & President. This agreement expires on December 31, 2004, and is subject to periodic renewal. Pursuant to the agreement, Mr. Dauch will be a voting member of the Board of Directors for the term of his employment. Mr. Dauch’s employment agreement also provides for, among other things, an annual base salary, an annual bonus payable on or before March 15th following the year in which it was earned and participation in the Amended and Restated Management Stock Option Plan. Under the terms of his employment agreement, Mr. Dauch is bound by confidentiality and non-competition covenants for a period of two years following the expiration of the employment agreement. AAM may terminate Mr. Dauch’s employment agreement for Cause as defined in the employment agreement.

AAM also has an employment agreement with Robin J. Adams to serve as Executive Vice President-Finance & Chief Financial Officer. This agreement expires on July 5, 2002. The agreement provides for, among other things, an annual base salary, an annual bonus and provides that AAM will grant Mr. Adams a certain number of options pursuant to the American Axle & Manufacturing Holdings, Inc. 1999 Stock Incentive Plan to purchase shares of AAM common stock at the closing price of AAM stock on the date of grant, which options will vest at an equal rate over the three-year term. Under the terms of his employment agreement, Mr. Adams is bound by confidentiality and non-competition covenants for a period of 18 months following the expiration of the employment agreement. AAM may terminate Mr. Adams’ employment agreement for Cause as defined in the employment agreement.

OTHER INFORMATION

Directors’ & Officers’ Indemnification

As permitted by Delaware Law, AAM’s Certificate of Incorporation eliminates the personal liability of a director of AAM for monetary damages for breach of fiduciary duty of care as a director, except for (i) any breach of the director’s duty of loyalty to AAM or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Delaware Law and (iv) any transaction from which the director derived an improper personal benefit. In addition, AAM’s Certificate of Incorporation provides for indemnification, to the full extent specifically authorized under the Delaware General Corporation Law, of directors and officers of AAM and persons who serve at the request of AAM as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise. The provisions of AAM’s Certificate of Incorporation on the subject of indemnification are deemed to be a contract between AAM and each director or officer. AAM also maintains an insurance policy that insures directors and officers against claims arising from alleged wrongful acts in their respective capacities as directors and officers of AAM.

Section 16(a) Beneficial Ownership Reporting Compliance

AAM believes that during 1999, all SEC filings of its officers, directors and owners of more than 10% of a registered class of AAM’s equity securities complied with the requirements of Section 16 of the Securities Exchange Act.

Proxy Information

The Board of Directors is soliciting the enclosed proxy card, and the expense of the solicitation will be borne by AAM. No proxy solicitor has been retained by AAM. Proxy materials were distributed by mail by First Chicago Trust Company, a Division of EquiServe, as part of its responsibilities as AAM’s transfer agent. AAM reimbursed brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

The Company will furnish, without charge, to each person whose proxy is being solicited, upon request of such person, one copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to the Investor Relations Department, American Axle & Manufacturing Holdings, Inc., 1840 Holbrook Avenue, Detroit, MI 48212.

By Order of the Board of Directors,

/s/ Patrick S. Lancaster

Patrick S. Lancaster
Vice President & Secretary
American Axle & Manufacturing Holdings, Inc.
1840 Holbrook Avenue
Detroit, MI 48212
March 17, 2000

[AMERICAN AXLE & MANUFACTURING LOGO]

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
ON MAY 4, 2000 SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

      The undersigned appoints Richard E. Dauch and Patrick S. Lancaster, or either of them, with full power of substitution, as proxies of the undersigned, with full power and authority to vote upon and act with respect to all shares of stock of American Axle & Manufacturing Holdings, Inc. (the “Company”), which the undersigned is entitled in any capacity to vote, at the Annual Meeting of Stockholders of the Company, to be held at the Michigan State University Management Education Center, 811 W. Square Lake Road, Troy, Michigan, beginning at 2:30 p.m. on May 4, 2000, and at any and all adjournments or postponements thereof, in accordance with the instructions set forth in the Proxy and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person or persons to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to conduct of the Annual Meeting, and upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1, FOR THE RATIFICATION OF AUDITORS DESCRIBED IN ITEM 2, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL OTHER MATTERS BROUGHT BEFORE THE MEETING TO THE EXTENT PERMITTED BY APPLICABLE LAW.

/\FOLD AND DETACH HERE/\

[X] PLEASE MARK
YOUR VOTES AS IN
THIS EXAMPLE

		FOR ALL NOMINEES (except as marked to the contrary on the line below)	WITHHOLD AUTHORITY to vote for all nominees				FOR	AGAINST	ABSTAIN

1.	Election of Directors	[ ]	[ ]	Class I Directors: Forest J. Farmer, Sr., Richard C. Lappin, Thomas K. Walker Class III Director: John P. Reilly	2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors.	[ ]	[ ]	[ ]
					In their discretion, the proxies are also authorized to the extent permitted by law, to vote on any and all other matters as may properly come before the meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof. The undersigned acknowledges receipt of the Notice of Annual Meeting, the 2000 Proxy Statement and the 1999 Annual Report to Stockholders.

SIGNATURE(S)	DATE

NOTE: Please date this proxy and sign it exactly as the name or names appear above. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, et cetera. Please return the signed proxy in the enclosed envelope.

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MSU Management Center
811 W. Square Lake Road
Troy, MI 48098
(248) 879-2456

Location Map

[LOCATION MAP]